UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                 13-4941247
(Jurisdiction of Incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                       10006
(Address of principal                                    (Zip Code)
executive offices)

                        Bankers Trust Company
                        Legal Department
                        130 Liberty Street, 31st Floor
                        New York, New York  10006
                        (212) 250-2201
            (Name, address and telephone number of agent for service)

                        ---------------------------------

FIRST EMPIRE STATE CORPORATION           FIRST EMPIRE CAPITAL TRUST II
(Exact name of obligor as specified      (Exact name of Co-Registrant as
in its charter)                           specified in its charter)

NEW YORK            16-0968385           DELAWARE          Applied for
(State or other     (I.R.S. employer     (State or other   (I.R.S. employer
jurisdiction of     Identification no.)  jurisdiction of   Identification no.)
Incorporation or                         incorporation or
organization)                            organization)


One M&T Plaza                            c/o FIRST EMPIRE STATE CORPORATION
Buffalo, New York 14240                      One M&T Plaza
(Address, including zip code             Buffalo, New York 14240
 of principal executive offices)         (Address, including zip code of
                                          principal executive offices)

               Capital Securities of First Empire Capital Trust II
        Junior Subordinated Debentures of First Empire State Corporation
       Guarantee of First Empire State Corporation of certain obligations under the Capital Securities
                       (Title of the indenture securities)

Item 1. General Information.
            Furnish the following information as to the trustee.

            (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address

            Federal Reserve Bank (2nd District)       New York, NY
            Federal Deposit Insurance Corporation     Washington, D.C.
            New York State Banking Department         Albany, NY

            (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

Item 3. -15. Not Applicable

Item 16. List of Exhibits.

            Exhibit 1 - Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            Exhibit 2 - Certificate of Authority to commence business
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                        Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            Exhibit 4 - Existing By-Laws of Bankers Trust Company, as
                        amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

            Exhibit 5 - Not applicable.

            Exhibit 6 - Consent of Bankers Trust Company required by Section
                        321(b) of the Act. - Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

            Exhibit 7 - A copy of the latest report of condition of Bankers
                        Trust Company dated as of March 31, 1997.

            Exhibit 8 - Not Applicable.

            Exhibit 9 - Not Applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of May, 1997.


                                    BANKERS TRUST COMPANY


                                    By:  _______________________________
                                          Kevin Weeks
                                          Assistant Treasurer

                                    SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of May, 1997.


                                    BANKERS TRUST COMPANY


                                    By:   s/Kevin Weeks/s
                                          ---------------
                                          Kevin Weeks
                                          Assistant Treasurer

Legal Title of Bank:    Bankers Trust Company         Call Date:   3/31/97          ST-BK:      36-4840           FFIEC 031
Address:                130 Liberty Street            Vendor ID: D                  CERT:  00623                  Page RC-1
City, State    ZIP:     New York, NY  10006                                                                       11
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                  C400
                                                                      Dollar Amounts in Thousands       RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                  / / / / / / / / /
 1. Cash and balances due from depository institutions (from Schedule RC-A): ...............            / / / / / / / / /
      a.  Noninterest-bearing balances and currency and coin(1) ............................            0081   1,589,000  1.a.
      b.  Interest-bearing balances(2) .....................................................            0071   2,734,000  1.b.
 2. Securities: ............................................................................            / / / / / / / / /
      a.  Held-to-maturity securities (from Schedule RC-B, column A) .......................            1754           0  2.a.
      b.  Available-for-sale securities (from Schedule RC-B, column D) .....................            1773   4,433,000  2.b.
 3. Federal funds sold and securities purchased under agreements to resell .................            1350  26,490,000  3
 4. Loans and lease financing receivables: .................................................            / / / / / / / / /
      a.  Loans and leases, net of unearned income (from Schedule RC-C) .......  RCFD 2122  15,941,000  / / / / / / / / / 4.a.
      b.  LESS:  Allowance for loan and lease losses ..........................  RCFD 3123     708,000  / / / / / / / / / 4.b.
      c.  LESS:  Allocated transfer risk reserve ..............................  RCFD 3128           0  / / / / / / / / / 4.c.
      d.  Loans and leases, net of unearned income, ........................................            / / / / / / / / /
          allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................            2125  15,233,000  4.d.
 5. Assets held in trading accounts ........................................................            3545  38,115,000  5.
 6. Premises and fixed assets (including capitalized leases) ...............................            2145     924,000  6.
 7. Other real estate owned (from Schedule RC-M) ...........................................            2150     188,000  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)            2130     175,000  8.
 9. Customers' liability to this bank on acceptances outstanding ...........................            2155     618,000  9.
10. Intangible assets (from Schedule RC-M) .................................................            2143      17,000  10.
11. Other assets (from Schedule RC-F) ......................................................            2160   4,424,000  11.
12. Total assets (sum of items 1 through 11) ...............................................            2170  94,940,000  12.

--------------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company         Call Date:   3/31/97          ST-BK:      36-4840           FFIEC 031
Address:                130 Liberty Street            Vendor ID: D                  CERT:  00623                  Page RC-2
City, State    ZIP:     New York, NY  10006                                                                       12
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued

                                                                Dollar Amounts in Thousands           / / / / / / / / Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                           / / / / / / / / / /
13. Deposits:                                                                                         / / / / / / / / / /
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)              RCON 2200  14,450,000 13.a.
         (1) Noninterest-bearing(1) ...................................... RCON 6631    2,917,000 ... / / / / / / / / / /   13.a.(1)
         (2) Interest-bearing ............................................ RCON 6636   11,533,000 ... / / / / / / / / / /   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E              / / / / / / / / / /
       part II)                                                                                       RCFN 2200  23,456,000 13.b.
         (1) Noninterest-bearing ......................................... RCFN 6631    1,062,000     / / / / / / / / / /   13.b.(1)
         (2) Interest-bearing ............................................ RCFN 6636   22,394,000     / / / / / / / / / /   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase                        RCFD 2800  15,195,000 14
15. a. Demand notes issued to the U.S. Treasury ..................................................... RCON 2840           0 15.a.
    b. Trading liabilities (from Schedule RC-D)...................................................... RCFD 3548  18,911,000 15.b.
16. Other borrowed money: (includes mortgage indebtedness nd obligations under                        / / / / / / / / / /
    capitalized leases):                                                                              / / / / / / / / / /
    a. With original maturity of one year or less ................................................... RCFD 2332   7,701,000 16.a.
    b. With original maturity of more than one year ................................................. RCFD 2333   4,438,000 16.b.
17. Not applicable                                                                                                          17.
18. Bank's liability on acceptances executed and outstanding ........................................ RCFD 2920     618,000 18.
19. Subordinated notes and debentures ............................................................... RCFD 3200   1,226,000 19.
20. Other liabilities (from Schedule RC-G) .......................................................... RCFD 2930   3,971,000 20.
21. Total liabilities (sum of items 13 through 20) .................................................. RCFD 2948  89,966,000 21.
                                                                                                      / / / / / / / / / /
22. Not applicable                                                                                                          22.
EQUITY CAPITAL                                                                                        / / / / / / / / / /
23. Perpetual preferred stock and related surplus ................................................... RCFD 3838     600,000 23.
24. Common stock .................................................................................... RCFD 3230   1,002,000 24.
25. Surplus (exclude all surplus related to preferred stock) ........................................ RCFD 3839     540,000 25.
26. a. Undivided profits and capital reserves ....................................................... RCFD 3632   3,241,000 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ....................... RCFD 8434     (31,000)26.b.
27. Cumulative foreign currency translation adjustments ............................................. RCFD 3284    (378,000)27.
28. Total equity capital (sum of items 23 through 27) ............................................... RCFD 3210   4,974,000 28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,         / / / / / / / / / /
    and 28) ......................................................................................... RCFD 3300  94,940,000 29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external                       Number
                                                         ---------------
      auditors as of any date during 1996 .... RCFD 6724       1        |  M.1
                                               --------------------------------

1 = Independent audit of the bank conducted in accordance performed by other with generally accepted auditing standards by a certified state chartering public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company financial statements by external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which statements by external submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank external auditors (may be required by authority)
5  =  Review of the bank's auditors
6  =  Compilation of the bank's financial auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department


      I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New
               York, this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.


                                                /s/ Peter M. Philbin
                                                --------------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

      We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

      1. The name of the corporation is Bankers Trust Company.

      2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

      3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

      4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

      6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                               /s/ James T. Byrne, Jr.
                               -----------------------
                               James T. Byrne, Jr.
                               Managing Director

                               /s/ Lea Lahtinen
                               ----------------
                               Lea Lahtinen
                               Assistant Secretary

State of New York       )
                        )  ss:
County of New York      )

      Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                            /s/ Lea Lahtinen
                                                            ----------------
                                                            Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


      /s/ Sandra L. West
      ------------------
      Notary Public

     SANDRA L. WEST                             Counterpart filed in the
 Notary Public State of                         Office of the Superintendent
        New York                                of Banks, State of New York,
     No. 31-4942101                             This 21st day of March, 1996
  Qualified in New York
         County
   Commission Expires
   September 19, 1996